PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2026


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes


Principal Amount:  $50,000,000    Original Issue Date:          October 5, 2000

CUSIP Number:      59018Y BS9     Stated Maturity Date:         October 5, 2001

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
|X|  Regular Floating Rate Note       |X|   Actual/360

|_|  Inverse Floating Rate Note       |_|   30/360

      (Fixed Interest Rate):          |_|   Actual/Actual


Interest Rate Basis:
--------------------
|_|  LIBOR                            |_|   Commercial Paper Rate

|_|  CMT Rate                         |_|   Eleventh District Cost of Funds Rate

|_|  Prime Rate                       |_|   CD Rate

|X|  Federal Funds Open               |_|   Other (see attached)

|_|  Treasury Rate
   Designated CMT Page:               Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:           N/A              Minimum Interest Rate: Not Applicable

Spread:                   0.090%           Maximum Interest Rate: Not Applicable

Initial Interest Rate:    TBD              Spread Multiplier:     Not Applicable



Interest Reset Dates:     Daily, commencing October 5, 2000 through the maturity
                          date; subject to the following business day convention

Interest Payment Dates:   Quarterly,on the 5th of each October,  January, April,
                          and July, commencing January 5 2001; subject to the following business day convention

Federal Funds (Open)      The rate for a Reset  Date shall be the rate set forth
                          in Telerate Page 5 for that day underneath the caption
                          "FEDERAL FUNDS" in the row titled "OPEN". If the rate is not available for a Reset Date, the rate for that Reset Date shall be the Federal Funds Effective Rate as published in the H.15 Daily Update.


Repayment at the
Option of the Holder:     The  Notes  cannot  be  repaid  prior  to  the  Stated
                          Maturity Date.

Redemption at the
Option of the Company:    The  Notes  cannot  be  redeemed  prior to the  Stated
                          Maturity Date.

Form:                     The  Notes  are  being  issued  in  fully   registered
                          book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    September 27, 2000